Exhibit 10.5

RESTRICTED STOCK AGREEMENT
ANNUAL GRANT

This Restricted Stock Agreement (this “Agreement”) entered into as of July 1, 2010 (the “Grant Date”), sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by Ecosphere Technologies, Inc., a Delaware corporation (the “Company”), to _Schedule A_ (the “Recipient”).  This Agreement is subject to the terms of, and is made under, the 2006 Equity Incentive Plan (the “Plan”) which is incorporated into this Agreement by reference.

WHEREAS, the Company is of the opinion that its interests will be advanced by granting the Recipient a proprietary interest in it, thus providing the Recipient with a more direct stake in its welfare and creating a closer relationship between the Recipient’s interests and those of the Company.

NOW, THEREFORE, in consideration of services rendered to the Company by the Recipient and the services and other conditions required hereunder, the Company hereby grants this award to the Recipient on the terms expressed herein.

1.             Award.  As of the date of this Agreement, the Recipient has been granted _Schedule A_ shares of restricted common stock (“Restricted Stock”) pursuant to the Plan.  All certificates issued shall contain an appropriate restrictive legend.

2.             Vesting.  The Restricted Stock shall vest one year from the Grant Date as long as the Recipient remains a director, committee member, or Chairman of the Board on the vesting date.  In lieu of fractional vesting, the shares shall be rounded up each time until fractional shares are eliminated.  The Restricted Stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

3.             Forfeiture.  Notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of Restricted Stock subject to this Agreement shall be immediately forfeited in the event of the Recipient:

(a)           Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(b)           Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(c)           Competing with the Company; or

(d)           Recruiting Company personnel after ceasing to be a director.

(i)  Notwithstanding any other provision of this Agreement, if the Recipient ceases to act in the capacity as described in Section 2 prior to the date that all of the shares of Restricted Stock are vested, the Recipient shall automatically forfeit to the Company all unvested shares.  Shares that are not vested are referred to herein as unvested shares or unvested Restricted Stock.

4.             Anti-Dilution Provisions.  The Restricted Stock granted hereunder shall be subject to the Plan, including its anti-dilution provisions.

5.             Profits on the Sale of Certain Shares; Cancellation.  If any of the events specified in Section 3 of this Agreement occur within one year from the last day as service as a director (the “Termination Date”), all profits earned from the Recipient’s sale of the Company’s Restricted Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company.  Further, in such event, the Company may at its option cancel the shares of Restricted Stock granted under this Agreement.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.              Stop-Transfer Notices.  The Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate stop transfer instructions to its stock transfer agent.

7.            Refusal to Transfer.  The Company shall not be required to transfer on its books any of the Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

8.             Tax Withholding.  The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  The failure to pay the required taxes to the Company within 10 days after written request shall permit the Company to decline to remove the restrictive legend on the stock certificate.

9.              Section 83(b) Election.  The Recipient hereby acknowledges that he or she may file a Section 83(b) election with the Internal Revenue Service within 30 days of the date hereof, electing thereby to be taxed on the fair market value of the Restricted Stock as of the date hereof. Absent such an election, ordinary income will be measured and recognized by the Recipient as the shares vest (that is, each year on the anniversary of the date hereof).  If the Recipient makes a Section 83(b) election and later forfeits any unvested Restricted Stock upon termination of service to the Company, the Recipient could suffer adverse tax consequences.  The Recipient is strongly encouraged to seek the advice of his or her own tax consultants in connection with the grant of the Restricted Stock and the advisability of filing of an election under Section 83(b) of the Internal Revenue Code.

THE RECIPIENT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF.

10.           No Guarantee of Continued Service.  The Recipient acknowledges and agrees that the Restricted Stock shall vest only through continued service to the Company as a director, at the will of the Company, and as otherwise provided in this Agreement.  The Recipient further acknowledges and agrees that neither this Agreement nor the vesting schedule set forth herein constitute an express or implied promise of continued employment, service or engagement by the Company and shall not interfere with the Company’s or the Recipient’s right to terminate the Recipient’s relationship with the Company at any time, with or without cause.

11.           Notices and Addresses.  All notices, offers, acceptance and any other acts under this  Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by facsimile delivery followed by overnight next day delivery, as follows:

The Recipient:	___________________________ ___________________________ ___________________________ Facsimile: ___________________

The Company:	Adrian Goldfarb Ecosphere Technologies, Inc. 3515 S.E. Lionel Terrace Stuart, Florida 34997 Facsimile: (772) 781-4778

with a copy to:	Michael D. Harris, Esq. Harris Cramer LLP 1555 Palm Beach Lakes Blvd., Suite 310 West Palm Beach, FL 33401 Facsimile: (561) 659-0701

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

12.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

13.           Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding that is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

14.           Severability.  If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

15.           Entire Agreement.  This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties.  Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement.

                16.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                17.            Headings.  The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature Page To Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

ECOSPHERE TECHNOLOGIES, INC.

______________________________	By:	/s/
Name: Adrian Goldfarb,
Title: Chief Financial Officer

RECIPIENT

______________________________	______________________________

Schedule A to Restricted Stock Agreement

Stephen Keating
Shares – 32,258

Charles Vinick
Shares – 40,323

Joe Allbaugh
Shares - 28,226

Gene Davis
Shares – 32,258